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                                                                Exhibit 3.1.3

                            CERTIFICATE OF AMENDMENT

                                        OF

              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                       APPLIED EXTRUSION TECHNOLOGIES, INC.

It is hereby certified that:

    1. The name of the corporation (hereinafter called the "Corporation") is Applied Extrusion Technologies, Inc.

    2. Article 4 of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to increase the authorized capital stock of the Corporation from 16,000,000 shares to 31,000,000 shares by increasing the authorized Common Stock, $.01 per value, of the Corporation from 14,864,502 to 29,864,502 shares.

    3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed on March 17, 1999.

                                          /s/ Gerald M. Haines II
                                          ---------------------------------
                                          Gerald M. Haines II
                                          Secretary